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                                                                    EXHIBIT 99.4

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]





Board of Directors
Virata Corporation
2700 San Tomas Expressway
Santa Clara, California 95051

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Virata Corporation ("Virata") as Annex E to the Joint Proxy Statement/Prospectus of Virata and GIobeSpan, Inc. ("GlobeSpan") included in the Registration Statement on Form S-4 of GlobeSpan relating to the proposed merger transaction involving Virata and GlobeSpan and reference thereto in such Joint Proxy Statement/Prospectus under the captions "SUMMARY - Opinions of Financial Advisors - Virata" and "THE MERGER -Opinion of Virata's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                    /s/ Credit Suisse First Boston Corporation
                                    ------------------------------------------
                                    CREDIT SUISSE FIRST BOSTON CORPORATION





October 22, 2001